UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 10, 2023

(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2023, Steven Madden, Ltd. (the “Company”) entered into the Fifth Amendment to the Third Amended Employment Agreement (the “Amendment”), which amends the existing employment agreement, dated as of July 1, 2005, as previously amended (the “Madden Employment Agreement”), with Steven Madden, the Company’s founder, creator, and Creative and Design Chief. The Amendment extends the term (the “Term”) of Mr. Madden’s employment through December 31, 2031 and further amends the Madden Employment Agreement effective November 10, 2023 in the following manner:

Base Salary. Mr. Madden’s base salary will be $7,026,042 for the annual periods ending December 31, 2023, 2024, 2025, and 2026; $7,377,374 for the annual periods ending December 31, 2027 and 2028; and $7,746,211 for the annual periods through the remainder of the Term (the “Base Salary”).

Restricted Shares. On the first business day of January 2024, and then annually on the first business day of successive years through December 31, 2031, on which the Company’s common stock is traded following receipt of necessary governmental approval or the lapse or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) (such date, the “Restricted Shares Grant Date”), Mr. Madden will receive a restricted stock award under the Company’s 2019 Incentive Compensation Plan for a number of shares (the “Restricted Shares”) of the Company’s common stock valued at (i) $10,000,000 each year for the years ended December 31, 2024, 2025, and 2026, and (ii) $9,000,000 each year for the years ended December 31, 2027, 2028, 2029, 2030, and 2031. The number of Restricted Shares to be issued to Mr. Madden will be determined by dividing the amount of such award by the closing price of the Company’s common stock on the Restricted Shares Grant Date. The Restricted Shares will be subject to certain restrictions, including, without limitation, with respect to transferability, and will vest in accordance with the terms of the Amendment, provided that Mr. Madden remains employed by the Company on each such vesting date.

Termination Upon Death. The Madden Employment Agreement shall terminate upon the death of Mr. Madden, provided, however, that Mr. Madden’s estate will be entitled to receive from the Company the Base Salary for the twenty-four (24) month period following the date of Mr. Madden’s death.

Termination Upon Change of Control. If, during the period commencing 120 days prior to a “change of control” (as defined in the Madden Employment Agreement) transaction and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated by the Company other than for “cause” (as defined in the Madden Employment Agreement) or by Mr. Madden for “good reason” (as defined in the Madden Employment Agreement), all unvested options to acquire shares of common stock of the Company held by Mr. Madden will vest on the date of such termination (or if the termination occurred on a date prior to the change of control transaction, on such date) (the “Termination Date”), and Mr. Madden will be entitled to receive within forty-five (45) days of the Termination Date a lump sum cash payment in an amount as provided in the Madden Employment Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on November 10, 2023, the Company entered into a new employment agreement with Zine Mazouzi (the “Mazouzi Employment Agreement”) pursuant to which Mr. Mazouzi will continue to serve as the Chief Financial Officer and Executive Vice President - Operations of the Company. The Mazouzi Employment Agreement replaces Mr. Mazouzi’s prior employment agreement, which expires by its terms on December 31, 2023.

The term of the Mazouzi Employment Agreement commences on January 1, 2024 and will continue for a term of three years unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Mazouzi Employment Agreement, Mr. Mazouzi will receive an annual base salary during the term of $675,000 for the calendar year 2024, $700,000 for the calendar year 2025, and $725,000 for the calendar year 2026 and a monthly automobile allowance of $1,250 during each month of the term. In addition, the Mazouzi Employment Agreement provides that on December 1, 2023, the Company will grant Mr. Mazouzi Restricted Shares with a value of $200,000. The Mazouzi Employment Agreement further provides that on January 2, 2024, the Company will grant Mr. Mazouzi Restricted Shares with a value of $1,000,000. The number of Restricted Shares to be issued to Mr. Mazouzi will be determined by dividing the amount of such award by the closing price of the Company’s common stock on the date such award is granted. The Restricted Shares granted pursuant to the Mazouzi Employment Agreement will vest 20% per year commencing on the first anniversary of each respective grant date.

In addition, the terms of the Mazouzi Employment Agreement entitle Mr. Mazouzi to an annual performance-based cash bonus based on the actual diluted earnings per share (“EPS”) of the Company in relation to the plan submitted to the Company’s Board of Directors for each of the fiscal years ended December 31, 2024, 2025 and 2026 based on the following schedule:

EPS	Bonus as % of Salary
Maximum (130% of Plan)	90%
Target (100% of Plan)	60%
Threshold (90% of Plan)	40%

For EPS amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable shall be calculated based on a straight-line interpolation between the respective amounts.

Pursuant to the terms of the Mazouzi Employment Agreement, if the Company terminates Mr. Mazouzi’s employment without Cause (as defined in the Mazouzi Employment Agreement), or if Mr. Mazouzi terminates his employment for Good Reason (as defined in the Mazouzi Employment Agreement), Mr. Mazouzi would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the earlier of (i) one year after the date of termination or (ii) the remainder of the term, plus any performance-based cash bonus that has accrued but not yet been paid. In the event Mr. Mazouzi’s employment is terminated for Cause, Mr. Mazouzi would be entitled to receive his accrued and unpaid base salary through the date of termination. In addition, if Mr. Mazouzi’s employment is terminated by the Company without Cause during the period commencing 30 days prior to a Change of Control (as defined in the Mazouzi Employment Agreement) and ending 180 days after such Change of Control, Mr. Mazouzi would be entitled to receive a cash payment in an amount equal to the lesser of (A) two and one-half times (i) the annual base salary to which he was entitled as of the date of termination of employment plus (ii) the average cash bonus that he received for the preceding three years ending on the last previous December 31 or (B) the maximum amount that is deductible to the Company under Section 280G of the Internal Revenue Code.

The Mazouzi Employment Agreement also contains restrictive covenants and other customary provisions. The foregoing description of the Mazouzi Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Mazouzi Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Fifth Amendment to Third Amended Employment Agreement, dated November 10, 2023, between the Company and Steven Madden.

10.2	Employment Agreement, dated as of November 10, 2023, between the Company and Zine Mazouzi.*

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [*****], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from the exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2023

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer